SCHEDULE 14A
Information Required in Proxy Statement
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Check the appropriate box:
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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12
ADCARE HEALTH SYSTEMS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 16, 2007
ANNUAL MEETING OF SHAREHOLDERS
ELECTION OF DIRECTORS
INFORMATION CONCERNING THE BOARD OF DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL SHAREHOLDERS
INDEMNIFICATION OF DIRECTORS AND OFFICERS
PURPOSE OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
MANAGEMENT
SUMMARY COMPENSATION TABLE
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
DIRECTOR COMPENSATION — 2006
EQUITY COMPENSATION PLAN INFORMATION
AMENDMENTS TO CODE OF REGULATIONS
REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM
FEES OF THE REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2006
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN INFORMATION AND RELATED PARTY TRANSACTIONS
SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
ANNUAL REPORT
OTHER MATTERS

ADCARE HEALTH SYSTEMS, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held
November 16, 2007
and
PROXY STATEMENT

IMPORTANT
Please mark, sign and date your proxy
and promptly return it in the enclosed envelope.

AdCare Health Systems, Inc.
5057 Troy Road
Springfield, Ohio 45502-9032
(937) 964-8974
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 16, 2007
October 22, 2007
To Our Shareholders:
     The Annual Meeting of Shareholders of AdCare Health Systems, Inc. (the “Company”) will be held at our offices located at 5057 Troy Road, Springfield, Ohio 45502-9032, on Friday, November 16, 2007, at 10:00 a.m. local time, for the following purposes:
1.	To elect four (4) directors of the Company, with one (1) director to serve for a term expiring at the next Annual Meeting of Shareholders and three (3) directors to serve three (3) year terms expiring at the Annual Meeting to be held in 2010;

2.	To approve an Amendment to the Code of Regulations of the Company increasing the required time for giving notice of each Annual or Special Meeting of the Shareholders to no more than sixty (60) days and no less than ten (10) days preceding such meeting;

3.	To approve an Amendment to the Code of Regulations of the Company increasing the maximum time within which the Board of Directors may fix the record date for any meeting to no more than sixty (60) days for any lawful purpose, including the determination of the shareholders entitled to receive notice or vote at any meeting, receive dividends or distributions, receive or exercise rights of the Company’s shares or other securities;

4.	To ratify the selection of our independent registered public accounting firm for the year ended December 31, 2007; and

5.	To transact any other business which may properly come before the meeting or any adjournment thereof.
     Accompanying this Notice of Annual Meeting is a form of a Proxy, Proxy Statement, and a copy of the Company’s Form 10-KSB Annual Report for the year ended December 31, 2006, all to be mailed on or about October 22, 2007.
     Our Board of Directors has fixed October 15, 2007, as the record date for the determination of shareholders entitled to notice and to vote at the annual meeting and any adjournment thereof. A list of shareholders will be available for examination by any shareholder at the annual meeting and for a period of 10 days before the annual meeting at our executive offices.
     You will be most welcome at the annual meeting and we hope you can attend. Our directors and officers are expected to be present to answer your questions and to discuss the Company’s business.
     We urge you to execute and return the enclosed proxy as soon as possible so that your shares may be voted in accordance with your wishes. If you attend the annual meeting, you may cast your vote in person and your proxy will not be used. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares.
By Order of the Board of Directors,
Carol Groeber
Secretary

PLEASE SIGN AND MAIL THE ENCLOSED PROXY
IN THE ACCOMPANYING ENVELOPE
NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES

ADCARE HEALTH SYSTEMS, INC.
5057 Troy Road
Springfield, Ohio 45502-9032

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
November 16, 2007

     This proxy statement is furnished to the shareholders of AdCare Health Systems, Inc., an Ohio corporation (the “Company”), in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders to be held at our executive offices located at 5057 Troy Road, Springfield, Ohio 45502 on November 16, 2007 at 10:00 a.m., and at any adjournment or postponement thereof (the “Annual Meeting”). The enclosed proxy is being solicited by our Board of Directors. This proxy statement and the enclosed proxy will be first sent or given to our shareholders on approximately October 22, 2007 for the election of Clarence A. Peterson as a director of the Company for a one year term expiring at the Annual Meeting in 2008, and for Jeffrey Levine, Laurence E. Sturtz and Peter J. Hackett as directors of the Company for three (3) year terms expiring at the Annual Meeting in 2010.
     We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Representatives of the Company may solicit proxies by mail, telegram, telephone, fax, or personal interview.
     The shares represented by the accompanying proxy will be voted as directed if the proxy is properly signed and received by us prior to the Annual Meeting. If no directions are made to the contrary, the proxy will be voted FOR the election of Clarence A. Peterson as a director of the Company for a one year term expiring at the Annual Meeting in 2008, and for Jeffrey Levine, Laurence E. Sturtz and Peter J. Hackett as directors of the Company for three (3) year terms expiring at the Annual Meeting in 2010, and, at the discretion of persons acting under the proxy, to approve the change of the amendments of the Company’s Code of Regulations to lengthen the maximum and minimum notice period for calling an Annual or Special Meeting of the Shareholders from forty-five (45) days to sixty (60) days and from seven (7) days to ten (10) days, to lengthen the maximum period to fix a record date from forty-five (45) days to sixty (60) days, to ratify the selection of Rachlin, Cohen & Holtz LLP as our independent registered public accounting firm for the year ended December 31, 2007, and to transact such other business as may properly come before the meeting or any adjournment thereof. Any shareholder voting the accompanying proxy has the power to revoke it at any time before its exercise by giving notice of revocation to us, by duly executing and delivering to us a proxy card bearing a later date, or by voting in person at the annual meeting. The officers, directors, and nominees for directors of the Company are the beneficial owners of 20.6% of the Company’s issued and outstanding shares. The officers, directors and nominees for directors of the Company have indicated that they will vote in favor of each nominee for director, in favor of the amendments of the Code of Regulations and in favor of the ratification of the selection of the independent public accountants of the Company.
     Only holders of record of our common stock at the close of business on October 15, 2007 will be entitled to vote at the Annual Meeting. At that time, we had 3,778,129 shares of common stock outstanding and entitled to vote. Each share of our common stock outstanding on the record date entitles the holder to one vote on each matter submitted at the Annual Meeting.
     The presence, in person or by proxy, of one-third of the outstanding shares of our common stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers’ shares in street name, sign and submit proxies for such shares and vote such shares on some matters, but not others. Typically, this would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on “routine” matters, which typically include the election of directors.
     The proposal to ratify the selection of the independent registered public accounting firm for the year ended December 31, 2007, is considered a routine matter and broker/dealers who hold their customers’ shares in street name may, under the applicable rules of the exchanges and other self-regulatory organizations of which such broker/dealers are members, sign and submit proxies for such shares and may vote such shares on this matter. The proposal to approve the Amendment of the Code of Regulations is not considered a routine matter and broker/dealers who hold their customers’ shares in street name may not vote such shares on this matter.
     The election of the director nominees requires the favorable vote of a plurality of all votes cast by the holders of our common stock at a meeting at which a quorum is present. Proxies that are marked “Withhold Authority” and broker non-votes will not be counted toward such nominee’s achievement of a plurality and thus will have no effect. Each other matter to be submitted to the shareholders for approval or ratification at the Annual Meeting requires the affirmative vote of the holders of a majority of our common stock present and entitled to vote on the matter. For purposes of determining the number of shares of our common stock voting on the matter, abstentions will be counted and will have the effect of a negative vote; broker non-votes will not be counted and thus will have no effect.
ELECTION OF DIRECTORS
     Our Amended Articles of Incorporation provides that the number of directors shall be fixed at nine (9) with three (3) directors to be elected each year to serve a three (3) year term. Since this was our first year under this format, at our most recent meeting, the existing directors were elected to staggered terms of one, two or three years. At the most recent Shareholder Meeting directors Jeffrey Levine and Laurence E. Sturtz were elected to one (1) year terms. In addition, Clarence Peterson was appointed to the Board and now is up for election to a one (1) year term and Peter J. Hackett was appointed to the Board and now is up for election to a three (3) year term. Therefore, Messrs. Levine, Sturtz and Hackett, if elected, will serve for three (3) year terms expiring at the annual meeting in 2010. Clarence Peterson, if elected, will serve for a one (1) year term expiring at the next annual meeting.
     It is intended that, unless otherwise directed, the shares represented by the enclosed proxy will be voted FOR the election of Messrs. Levine, Sturtz, Hackett and Peterson as directors. In the event that any nominee for director should become unavailable, the number of directors of the Company may be decreased pursuant to the Amended and Restated Code of Regulations or the Board of Directors may designate a substitute nominee, in which event the shares represented by the enclosed proxy will be voted for such substitute nominee.
     The Board of Directors recommends that the shareholders vote FOR the election of the nominees for director.
     The following table sets forth each nominee’s name, age, and his position with the Company:

Name	Age	Position	Term Expiring
Jeffrey Levine	56	Director	2010
Laurence E. Sturtz	64	Director	2010
Peter J. Hackett	69	Director	2010
Clarence Peterson	81	Director	2008
     Jeffrey L. Levine. Mr. Levine was elected to the Board at December 2005 special shareholder meeting. He also served as a director of the Company from its organization in 1991 until 2003. He has been an industrial and commercial real estate broker from 1975 to the present. He is the President of the Levine Real Estate Company and is the past President of Larry Stein Realty. Mr. Levine has extensive experience in negotiating and appraising commercial and investment real estate. He is a member of the National Association of Realtors, the Ohio State Bar Association and the Florida State Bar Association.
     Laurence E. Sturtz. Mr. Sturtz was appointed to the Board in June 2005. The existing directors appointed Mr. Sturtz who was elected by the shareholders at the December 2005 special meeting. Mr. Sturtz is a retired attorney at law. He received his Bachelor of Arts degree, majoring in economics, and his Juris Doctor degree from The Ohio State University, graduating in 1964 and 1967, respectively. Mr. Sturtz was admitted to practice before the United States Supreme Court and had five cases before that body over the years. Mr. Sturtz was a prominent trial lawyer in Columbus, Ohio and also specialized in representing companies of all sizes until his retirement in 2002. Mr. Sturtz left the private practice of law for six years (1982-1988) and served as Vice President and General Counsel, and then President and Chief Executive Officer of Strata Corporation, a public company based in Columbus, Ohio. In 1988, Mr. Sturtz returned to the private practice of law and became the senior litigator with the firm of Carlile Patchen & Murphy. Mr. Sturtz has been a Board Member of Advanced Biological Marketing, Inc. for more than two years, and has been a Board Member of The Language Access Network (“T-LAN”) since March, 2006.
     Peter J. Hackett. Mr. Hackett was appointed to the Board in May 2005. The existing directors appointed Mr. Hackett who will stand for election by the shareholders at the November 2007 special meeting. Mr. Hackett is a certified public accountant who received his Bachelor of Arts degree from the University of Notre Dame and his Master of Arts degree from The Ohio State University in 1959 and 1965, respectively. Mr. Hackett was a shareholder in the accounting firm of Clark, Schaefer, & Hackett & Co. from 1962 to 2003. Mr. Hackett served as CEO of Clark, Schaefer, & Hackett & Co. from 1991 to 1999 and was Chairman from 1999 to 2003. Mr. Hackett currently acts as a consultant for Clark, Schaefer, & Hackett & Co. Mr. Hackett is a member of the American Institute of Certified Public Accountants and the Ohio Society of Certified Public Accountants. Mr. Hackett was a board member of The Huntington National Bank in Springfield, Ohio from 1972 to 1975 and was a board member of Mercy Medical Center from 1972 to 1995. Mr. Hackett is also involved in numerous civic and charitable affiliations in the Springfield, Ohio area.
     Clarence A. Peterson. Mr. Peterson was appointed to the Board in May 2005. The existing directors appointed Mr. Peterson who will stand for election by the shareholders at the November 2007 special meeting. Mr. Peterson received his AB degree in Economics from Baldwin-Wallace College in 1950 and his MA degree in Economics from Miami University in 1951. Mr. Peterson retired as a Director and a Senior Executive Vice President of The Ohio Company (an investment banking firm located in Columbus, Ohio) on December 31, 1992. During his 33-year career at The Ohio Company, Mr. Peterson organized and supervised the firm’s Research, Assets Management and Trust departments. Mr. Peterson also formed and managed the first three components of the Cardinal Family of Funds, served as a member of the Board of Directors for The Ohio Company for 25 years and was a trustee of the company’s retirement plan. Mr. Peterson currently serves on the Board of Directors of Midwest Fabricating Company, Amanda, Ohio (a cold drawn metal processor) and The Father’s Table, Stanford, Florida (a baker of dessert products).
INFORMATION CONCERNING THE BOARD OF DIRECTORS, EXECUTIVE OFFICERS,
AND PRINCIPAL SHAREHOLDERS
Meetings and Compensation of the Board of Directors
     Our Board of Directors had a total of two meetings during the year ended December 31, 2006. During 2006, all directors attended all of the meetings of the Board of Directors. Additionally, each director attended all meetings held by all committees of the Board of Directors, on which he served. Directors who are not employed by us received $500 for each meeting. Director compensation has been set at $1,000 per meeting for 2007.
Shareholder Communication
     Our Board of Directors welcomes communications from shareholders. Shareholders may send communications to the Board of Directors or to any director in particular, c/o Carol Groeber, AdCare Health Systems, Inc., 5057 Troy Road, Springfield, Ohio 45502-9032. Any correspondence addressed to the Board of Directors or to any one of our directors in care of our offices (or by email to carolg@adcarehealth.com) will be forwarded to the addressee without review by management.

Committees of the Board of Directors
     We have an Audit Committee and a Compensation Committee.
     The Audit Committee has the responsibility of reviewing our financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities and determining that all audits and examinations required by law are performed. The Audit Committee also approves the appointment of the independent auditors for the next fiscal year, approves the services to be provided by the independent auditors and the fees for such services, reviews and approves the auditor’s audit plans, review and reports upon various matters affecting the independence of the independent auditors and review, with the independent auditors the results of the audit and management’s responses.
     The Audit Committee was authorized in December, 2005 and is comprised of Messrs. Hackett, Peterson and Levine. All of the members of the Audit Committee will be considered “independent,” as independence for Audit Committee members is defined in applicable rules of the AMEX listing standards and the rules of the SEC. The Board of Directors has designated Peter J. Hackett as Chairman of the Audit Committee and as “audit committee financial expert” as defined by Item 401(e) of Regulation S-B of the Exchange Act.
     The Compensation Committee was authorized in 1995, and a charter was adopted in December, 2005. This committee is comprised of Messrs. Radcliffe, Sturtz and Peterson. Our Compensation Committee is responsible for establishing our compensation plans. Its duties include the development with management of benefit plans for our employees, the formulation of bonus plans, and incentive compensation packages. The Board of Directors has designated Philip S. Radcliffe as Chairman of the Compensation Committee.
     The Board of Directors has no standing nominating committee. We believe that, as a result of the role of the independent directors, as described below, it is not necessary to have a separate nominating committee at this time. Five of our eight current Directors are independent as determined utilizing the standards for director “independence” set forth in applicable rules of the AMEX listing standards. The independent members of the Board selects nominees for election as Directors by majority vote. In selecting nominees for Director, the Board does not operate pursuant to a charter.
     In selecting Director nominees, the Board considers, among other factors, the existing composition of the Board and their evaluation of the mix of Board members appropriate for the perceived needs of AdCare. The Board believes that continuity in leadership and Board tenure maximizes the Board’s ability to exercise meaningful Board oversight. Because qualified incumbent Directors are generally uniquely positioned to provide shareholders the benefit of continuity of leadership and seasoned judgment gained through experience as a Director, the Board will generally consider as potential candidates those incumbent Directors interested in standing for re-election who they believe have satisfied Director performance expectations, including regular attendance at, preparation for and meaningful participation in Board and committee meetings.
     We have granted the representatives of the underwriters in our 2006 public offering the right to have a designee present at all meetings of our board of directors for a period of two years from November 10, 2006. The designee will be entitled to the same notice and communications sent by us to our directors and to attend directors’ meetings and will receive the same fees as our directors but will not have voting rights.
Compensation Committee Interlocks and Insider Participation
       None of our executive officers has served:
•	as a member of the compensation committee of another entity which has had an executive officer who has served on our compensation committee;

•	as a director of another entity which has had an executive officer who has served on our compensation committee; or

•	as a member of the compensation committee of another entity which has had an executive officer who has served as one of our directors.

     The Board of Directors will consider the recommendations of shareholders regarding potential director candidates. In order for shareholder recommendations regarding possible director candidates to be considered by the Board of Directors:
•	such recommendations must be provided to the Board of Directors c/o AdCare Health Systems, Inc., 5057 Troy Road, Springfield, Ohio 45502-9032, in writing at least 120 days prior to the date of the next scheduled annual meeting;

•	the nominating shareholder must meet the eligibility requirements to submit a valid shareholder proposal under Rule 14a-8 of the Securities Exchange Act of 1934, as amended; and

•	the shareholder must describe the qualifications, attributes, skills or other qualities of the recommended director candidate.
INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Our Articles of Incorporation and Code of Regulations limit the liability of officers and directors to the extent currently permitted by the Ohio Revised Code.
     While indemnification for liabilities under the Securities Act of 1933 is permitted to our directors, officers, and controlling people, we have been advised that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim of indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers, or controlling people in a successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with our securities, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, ask a court of appropriate jurisdiction to decide whether or not such indemnification is against public policy as expressed in the Act. We will be governed by the final adjudication of the issue.
PURPOSE OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
     The Compensation Committee of the Board of Directors advises the Board with respect to the compensation of each senior executive and Board of Director member. The Committee is also charged with the oversight of compensation plans and practices for all employees of the Company. The Committee relies upon data purchased for the purpose of providing information on organizations of similar or larger scale engaged in similar activities. The purpose of the Committee’s activity is to assure that the Company’s resources are used appropriately to recruit and maintain competent and talented executives and employees able to operate and grow the Company successfully.
     Presently, the Committee has determined that low executive compensation, based upon the data we have examined on comparable operations, poses some risk to the Company. If, for any reason, the Company had to replace any of our current four senior executives or expand our executive staff, the Company could reasonably expect to experience a significant increase in executive expenses in order to attract competent persons with executive qualifications from organizations engaged in like activities.
REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
     The Audit Committee consults with our Chief Financial Officer and other key members of our management and with our independent auditors with regard to the plan of audit; reviews, in consultation with the independent auditors, their report of audit, or proposed report of audit and the accompanying management letter, if any; and consults with our Chief Financial Officer and other key members of our management and with our independent auditors with regard to the adequacy of the internal accounting controls.
     In fulfilling its responsibilities, the Audit Committee selected Rachlin, Cohen & Holtz LLP as our independent accountants for purposes of auditing our financial statements for 2006. The Audit Committee has reviewed and discussed with management and the independent auditors our audited financial statements; discussed with the independent auditors the matters required to be discussed by Codification of Statements on Auditing Standards No. 61;

received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1; and discussed with the independent accountants their independence from our Company.
     Based on the reviews and discussions with management and Rachlin, Cohen & Holtz LLP, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission.
     The Board of Directors evaluated the independence of each member of the Audit Committee. As part of its evaluation, the Board of Directors determined, in the exercise of its business judgment, that Messrs. Hackett, Levine and Peterson are independent under AMEX standards and are financially literate each in his own capacity.
     Based upon its work and the information received in the inquiries outlined above, the Audit Committee is satisfied that its responsibilities for the period ended December 31, 2006, were met and that our financial reporting and audit processes are functioning effectively.
Submitted by the Audit Committee
of the Board of Directors:
Peter J. Hackett
Jeffrey Levine
Clarence A. Peterson
MANAGEMENT
Executive Officers and Directors
     The following table sets forth certain information with respect to our executive officers and directors.

Name	Age	Position
David A. Tenwick*	69	Director, Chairman of the Board
Gary L. Wade*	70	Director, President, CEO
Scott Cunningham	39	Chief Financial Officer
J. Michael Williams*	59	Director, Executive Vice President, COO
Sharon L. Reynolds	61	Senior Vice President of Nursing Home Operations
Philip S. Radcliffe	70	Director
Laurence E. Sturtz	64	Director
Jeffrey Levine	56	Director
Peter J. Hackett	69	Director
Clarence A. Peterson	81	Director

*	Members of the Executive Committee.
     Directors are elected at the annual meeting of shareholders and hold office until the following annual meeting and until their successors are elected and have qualified. All officers serve at the discretion of the Board of Directors. The Board has a three-person Executive Committee comprised of David A. Tenwick, Gary L. Wade, and J. Michael Williams. The Executive Committee is elected by the whole Board of Directors and meets in between regularly-scheduled Board meetings in order to take needed actions. The Board also has a Compensation Committee chaired by Philip S. Radcliffe. In December, 2005 the Board established a charter for an Audit Committee chaired by Peter J. Hackett and created three classes of directors, with one class to be elected each year at the annual shareholder meeting to serve a three year term. Initially, directors Tenwick and Wade were elected for three year terms, directors Williams and Radcliffe were elected for two year terms and directors Sturtz and Levine were elected for a one year term.

     David A. Tenwick. Mr. Tenwick, our founder, has served as our Chairman and Director since our organization in August 1991. Prior to founding our Company, Mr. Tenwick was an independent business consultant from 1982 to 1990. Through this capacity, he has served as a director and an officer of several businesses, including Douglass Financial Corporation, a surety company, and AmeriCare Health & Retirement, Inc., a long-term care management company. From 1967 until 1982, Mr. Tenwick was a director and an officer of Nucorp Energy, Inc., a company which he co-founded. Nucorp Energy was a public company which invested in oil and gas properties and commercial and residential real estate. Prior to founding Nucorp, he was an enforcement attorney for the United States Securities and Exchange Commission. Mr. Tenwick is a member of the Ohio State Bar Association and a founding member of the Ohio Assisted Living Association, an association that promotes high quality assisted living throughout the State of Ohio. Mr. Tenwick earned his Bachelor of Business Administration (BBA) and Juris Doctor (JD) degrees from the University of Cincinnati in 1960 and 1962, respectively. In September of 2007, Mr. Tenwick was appointed as a member of the Board of Directors of Family Home Health Services, Inc., a Nevada corporation that is a provider of home health care services in the states of Florida, Illinois, Michigan and Ohio.
     Gary L. Wade. Mr. Wade has been a director and our President since 1995 and became CEO in 1998. In 1988 Mr. Wade was a co-founder of AdCare Health Systems, Inc., whose assets we acquired in 1995. Prior to that, he served as the Chief Executive Officer and President of St. John’s Mercy from 1980 to 1989 and was responsible for the development and operation of Oakwood Village Retirement Community in 1987, a 230-unit continuing care retirement community, and the operation of St. John’s Center, a sub-acute care long-term care facility. His extensive experience in health care also includes work with chemical abuse treatment programming and the care for Alzheimer’s patients. Mr. Wade earned his undergraduate degree at Ohio University and his M.B.A. from Xavier University, where he specialized in hospital and health care administration. He is a past Chairman of the Ohio Assisted Living Association and served on the Government Relations and Health Care committees of the Association of Ohio Philanthropic Homes.
     J. Michael Williams. Mr. Williams has been a director, Executive Vice President, and COO since 1995. Mr. Williams was a co-founder of AdCare Health Systems, Inc., and is responsible for our day-to-day operations and project development of our sub-acute units. Prior to that, he served at different times as the Chief Executive Officer of two acute care hospitals and one rehabilitation hospital. During his career, he also developed and organized a child day care center and two home health care organizations. Mr. Williams received a Bachelor of Science degree from Bowling Green State University, earned a Master of Arts in Health Care Administration from Central Michigan University and received a Doctorate of Business from U.S. Open University. Mr. Williams is a member of the American College of Health Care Executives, and the American College of Clinical Pathologists. He also holds Nursing Home Administrator licenses in Ohio, Kentucky and Indiana. Mr. Williams is also on the Board of Directors of National Council of Assisted Living (NCAL) and is the Vice Chairman of Ohio Council of Assisted Living (OCAL), and is listed in Who’s Who Worldwide and received the Health Promotion Award in 1985.
     Other than Messrs. Tenwick, Wade, and Williams who are also directors, the following persons serve as executive officers of the Company:
     Scott Cunningham. Mr. Cunningham has served as our CFO since 2004. Mr. Cunningham joined us in June 1992 as Director of Business Services at one of the nursing facilities that we manage. He became Corporate Controller in September 1997, was appointed Corporate Treasurer in August 1998, and Vice President of Finance in August 1999. Mr. Cunningham graduated from Wright State University in 1990 with a Bachelor of Science degree in Business, majoring in both Accounting and Finance.
     Sharon L. Reynolds. Ms. Reynolds has served as our Senior Vice President of Nursing Home Operations since 1997. From 1985 to 1997, Ms. Reynolds was in charge of running Northland Terrace, a 260-bed nursing home facility located in Columbus, Ohio. From 1972 unit 1985, she has been an administrator of several nursing homes, mostly located in the greater Columbus, Ohio area. Ms. Reynolds has directed the development and implementation of numerous specialized programs for patients with complex medical conditions during her career, and has been a speaker at a number of national health conventions. She is a graduate of Franklin University where she earned her BS and MBA in 1980 and 1999, respectively.

Ownership of Common Stock by Directors and Executive Officers
     The following table sets forth, as of October 15, 2007, the beneficial ownership of our common stock by each of our directors, each executive officer named in the Summary Compensation Table, and by all directors and executive officers as a group.

Names and Address	Number		Percent of Total
David A. Tenwick	255,816	(1)	6.7%
8503 Misty Woods Circle Powell, Ohio 43065

Gary L. Wade	194,565	(2)	5.1%
5057 Troy Road Springfield, Ohio 45502

J. Michael Williams	167,557	(3)	4.4%
5057 Troy Road Springfield, Ohio 45502

Scott Cunningham	27,200	(4)	*
120 Deeter Drive Clayton, Ohio 45315

Sharon Reynolds	14,320	(5)	*
5057 Troy Road Springfield, Ohio 45502

Philip S. Radcliffe	21,125	(6)	*
5057 Troy Road Springfield, Ohio 45502

Laurence E. Sturtz	48,920	(7)	1.3%
3421 Pointe Creek Court, Apt # 106 Bonita Springs, FL 34134

Jeffrey Levine	16,000	(8)	*
2615 Dunhollow Drive Springfield, Ohio 45503

Peter J. Hackett	11,000	(9)	*
505 West Home Road Worthington, Ohio 43085

Clarence Peterson	20,753	(10)	*
150 East Wilson Bridge Road, Suite 230 Worthington, Ohio 43085

All Directors and Officers as a Group	836,435		20.6%

*	Less than 1%

(1)	Includes 6,400 options which are currently exercisable at $2.50 per share, 10,000 options at $1.50 per share and 3,000 warrants to purchase shares of common stock at $5.40 per share.

(2)	Includes 48,000 warrants and 6,400 options which are currently exercisable at $2.50 per share and 3,000 warrants currently exercisable at $5.40 per share and 10,000 options at $1.50 per share.

(3)	Includes 40,000 warrants and 6,400 options which are currently exercisable at $2.50 per share and 10,000 options at $1.50 per share.

(4)	Includes 12,800 options which are currently exercisable at $2.50 per share and 10,000 options at $1.50 per share.

(5)	Includes 3,520 options which are currently exercisable at $2.50 per share and 7,000 options at $1.50 per share.

(6)	Includes 2,000 options which are currently exercisable at $2.50 per share and 1,000 warrants which are currently exercisable at $5.40 per share and 7,000 options at $1.50 per share.

(7)	Includes 8,000 warrants and 8,000 options which are currently exercisable at $2.50 per share and 4,000 warrants which are currently exercisable at $5.40 per share and 7,000 options at $1.50 per share.

(8)	Includes 2,000 warrants which are currently exercisable at $5.40 per share and 7,000 options at $1.50 per share.

(9)	Includes 2,000 warrants which are currently exercisable at $5.40 per share and 7,000 options at $1.50 per share.

(10)	Includes 6,000 warrants which are currently exercisable at $5.40 per share and 7,000 options at $1.50 per share.
Ownership of Common Stock by Principal Shareholders
     The following table sets forth information as of October 15, 2007, relating to the beneficial ownership of common stock by each person known by us to beneficially own more than 5% of our outstanding shares of common stock.

Names and Address	Number		Percent of Total
Ira A. Abrahamson, Jr.	323,472	(1)	8.4%
105 West 4th Street, Suite 719
Cincinnati, Ohio 45202

(1)	Includes 94,736 warrants which are currently exercisable at $5.40 per share.

Executive Compensation
     The following summary compensation table sets forth information regarding compensation paid during 2006 to our Principal Executive Officer, and our two most highly compensated officers other than the principal executive officer.
SUMMARY COMPENSATION TABLE

						Non-equity
Name and principal				Stock	Option	incentive plan	All other
position	Year	Salary	Bonus	awards	awards	compensation	compensation (1)	Total
David A. Tenwick,	2006	$119,547	$—	$—	$—	$—	$12,397	$131,944
Chairman (PEO)

Gary L. Wade,	2006	$126,027	—	—	—	—	14,781	140,808
President, CEO

J. Michael Williams,	2006	$126,027	—	—	—	—	13,575	139,602
Executive VP, COO

Scott Cunningham,	2006	$94,515	1,000	—	—	—	2,048	97,563
CFO (PFO)

Sharon Reynolds,	2006	$115,211	1,000	—	—	—	8,958	125,169
Senior VP, Nursing Home Operations

(1)	No element of “All Other Compensation” exceeded $10,000 for the year ended December 31, 2006.
Employment Agreements
     We have entered into employment agreements with Mr. Tenwick, Mr. Wade, and Mr. Williams. The employment agreements are identical and provide for an initial employment term of three years starting April 1, 2005 and ending April 1, 2008, with base salaries of $10,000 per month, a minimum salary increase of five percent per year, fringe benefits such as health and life insurance and inclusion in any option program that we may institute in the future.
     The employment agreements with Mr. Wade, Mr. Williams, and Mr. Tenwick each provide that if they are terminated for any reason other than cause (which is defined as dishonesty in transactions with us, material disloyalty and/or the express refusal to perform services for us which may be properly requested), we are required to compensate them from the remaining term of their employment agreement plus one additional year. The employment agreements also provide that if Mr. Wade, Mr. Williams, or Mr. Tenwick leave voluntarily, or are terminated for cause, they may not compete with us within the State of Ohio for a period of one year following the termination.
Stock Incentive Plan
     In August 2005, we adopted a Stock Option Plan to secure for us and our shareholders the benefits arising from capital stock ownership by our officers, directors, employees, and consultants who are expected to contribute to our future growth and success. The Option Plan authorizes the grant of options to purchase an aggregate of 200,000 shares of our common stock (adjusted for stock splits) both as “incentive stock options” as that term is defined under Section 422(A) of the Internal Revenue Code of 1986, as amended, and stock options which do not qualify as incentive stock options (“non-qualified stock options”). The Option Plan provides that the Board of Directors or the Compensation Committee appointed by the Board of Directors may grant options and otherwise administer the Option Plan. The exercise price of each incentive option must be at least 100% of the fair market value of the shares of our common stock at the date of grant, and no such option may be exercisable for more than ten years after the date of grant. However, the exercise price of each incentive stock option granted to any shareholder possessing more than 10% of the combined voting power of all classes of our capital stock on the date of grant must be not less than 110% of the fair market value on that date, and no such option may be exercisable more than five years after the date of grant. The exercise price of each non-qualified stock option may be established by the Compensation Committee. As of the date of this proxy, 157,000 incentive stock options and 42,000 non-qualified stock options have been granted at an exercise price of $1.50 per share under the 2005 option plan. A total of 5,000 of these options have been forfeited due to routine stock attrition.

     In August 2004, we adopted a Stock Option Plan to secure for us and our shareholders the benefits arising from capital stock ownership by our officers, directors, employees, and consultants who are expected to contribute to our future growth and success. The terms and conditions of this plan is exactly the same as the August 2005 Option Plan. As of the date of this proxy, 98,200 incentive stock options and 16,000 non-qualified stock options have been granted at an exercise price of $2.50 per share under the 2004 Option Plan. A total of 19,400 of these options have been forfeited due to routine staff attrition.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS						STOCK AWARDS
			Equity
			incentive						Market or
			plan					Total	payout
			awards:					number of	value of
	Number of	Number of	number of			Number of		unearned	unearned
	securities	securities	securities			shares or		shares, units	shares,
	underlying	underlying	underlying			units of	Market	or other	units or
Name and	unexercised	unexercised	unexercised	Option	Option	stock that	value of	rights that	other rights
Principal	options (#) -	options (#) -	earned	exercise	expiration	have not	stock that is	have not	that have
Position	exercisable	unexercisable	options (#)	price	date	vested	not vested	vested	not vested
Chairman	3,200		0	$2.50	8/24/2009	1,600	2,720	$0	$0
David A.	1,600			2.50	8/24/2010
Tenwick	1,600			2.50	8/24/2011
		1,600		2.50	8/24/2012

President	3,200		0	2.50	8/24/2009	1,600	2,720	0	0
Gary L.	1,600			2.50	8/24/2010
Wade	1,600			2.50	8/24/2011
		1,600		2.50	8/24/2012

Executive	3,200		0	2.50	8/24/2009	1,600	2,720	0	0
V.P.	1,600			2.50	8/24/2010
President	1,600			2.50	8/24/2011
J. Michael		1,600		2.50	8/24/2012
Williams

CFO	6,400		0	2.50	8/24/2009	3,200	5,440	0	0
Scott	3,200			2.50	8/24/2010
Cunningham	3,200			2.50	8/24/2011
		3,200		2.50	8/24/2012

Senior V.P.	1,760		0	2.50	8/24/2009	880	1,496	0	0
Sharon	880			2.50	8/24/2010
Reynolds	880			2.50	8/24/2011
		880		2.50	8/24/2012
Director Compensation
The following Director Compensation table sets forth information regarding compensation paid to our non-employee directors. Directors who are employed by us do not receive any compensation for their board activities.

DIRECTOR COMPENSATION — 2006

					Change in pension
	Fees			Non-equity	value and non-
	earned or			incentive	qualified deferred
	paid in	Stock	Option	plan	compensation	All other
Name	cash	awards	awards	compensation	earnings	compensation	Total
Philip S. Radcliffe	$500	—	—	—	—	—	$500
Laurence E. Sturtz	500	—	—	—	—	—	500
Jeffrey Levine	500	—	—	—	—	—	500
Peter S. Hackett	500	—	—	—	—	—	500
Clarence A. Peterson	500	—	—	—	—	—	500

1 —	Messrs. Tenwick, Wade and Williams are Executive Officers and do not appear on this table and receive no director compensation.
The following discloses the aggregate number of stock option awards outstanding for all directors:
Mr. Tenwick — 6,400 options currently exercisable at $2.50 per share plus 3,000 warrants each to purchase one share of common stock at $5.40 all exercisable within 60 days of October 15, 2007.
Mr. Wade — 6,400 options currently exercisable at $2.50 per share plus 48,000 warrants each to purchase one share of common stock at $2.50 and 3,000 warrants at $5.40 per share all exercisable within 60 days of October 15, 2007.
Mr. Williams — 6,400 options currently exercisable at $2.50 per share plus 40,000 warrants each to purchase one share of common stock at $2.50 all exercisable within 60 days of October 15, 2007.
Mr. Radcliffe — 2,000 options exercisable at $2.50 per share and 1,000 warrants at $5.40 per share all exercisable within sixty (60) days of October 15, 2007.
Mr. Sturtz — 8,000 options currently exercisable at $2.50 per share plus 8,000 warrants each to purchase one share of common stock at $2.50 and 4,000 warrants at $5.40 per share all exercisable within 60 days of October 15, 2007.
Mr. Levine — 2,000 warrants which are currently exercisable at $5.40 per share.
Mr. Hackett — 2,000 warrants which are currently exercisable at $5.40 per share.
Mr. Peterson — 6,000 warrants which are currently exercisable at $5.40 per share.
Non-Employee Director Reimbursement
Non-employee directors are reimbursed for travel and other out-of-pocket expenses connected to Board travel.

EQUITY COMPENSATION PLAN INFORMATION
     The following table sets forth additional information as of December 31, 2006, concerning shares of our common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by our shareholders and plans or arrangements not submitted to our shareholders for approval. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

			Number of securities
			remaining available for
	Number of Securities to	Weighted-average exercise	issuance under equity
	be issued upon exercise	price of outstanding	compensation plans
	of outstanding options,	options, warrants and	(excluding securities
	warrants and rights	rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	80,640	$2.50	5,800
Equity compensation plans not approved by security holders (2)	0	$0.00	200,000

Total	80,640	$2.50	205,800

(1)	The total number of shares available under the option plan is 120,000. The options were granted in August 2004 and vest over a five year period contingent on continued employment. At December 31, 2006, 80,640 options had vested with an additional 18,780 remaining to vest. Due to separation of employment, 14,800 options have been forfeited during the five year vesting period.

(2)	We have a stock option plan effective September, 2005. As of December 31, 2006, no options had been granted under this plan.
AMENDMENTS TO CODE OF REGULATIONS
At the Annual Meeting, the shareholders will be requested to consider and act upon a proposal to approve the change of our Code of Regulations to increase the minimum notice (the “Amendment”).
Description of Amendment
On March 29, 2007 our Board of Directors adopted a resolution to amend section 3 of our Code of Regulation to give written notice of each annual or special meeting, state a time, place, and the purposes thereof not less than ten (10) days before any such meeting rather than the existing notice of not less than seven (7) days, with all other requirements of section 3 to remain in effect. This change is being effected in order to comply with the listing requirements of the American Stock Exchange who waived this requirement at the time the Company’s shares were listed thereon.
In October 2007 our Board of Directors adopted a resolution to further amend section 3 of our Code of Regulations to increase the maximum time for giving notice of each annual or special meeting to no more than sixty (60) days before any such meeting rather than the existing maximum period of forty-five (45) days. This change is being effected as an accommodation to our shareholders to provide as much notice as customarily possible before a meeting. In October 2007, our Board of Directors adopted a further resolution to amend section 6 of our Code of Regulations to increase the maximum time within which the Board of Directors may fix the record date to no more than sixty (60) days preceding any lawful purpose, including the determination of the shareholders entitled to receive notice or vote at any meeting, receive dividends or distributions, and to receive or exercise rights of the Company’s shares or other securities. This change is being effected to be consistent with the increase in the notice period described above.

Required Vote
Approval of the Amendments to the Code of Regulations requires the affirmative vote of a majority the of the stock present and entitled to vote on this matter.
REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM
     We have selected Rachlin, Cohen & Holtz LLP to serve as our registered independent public accounting firm for 2007. Rachlin, Cohen & Holtz LLP served as the registered independent public accounting firm for us for 2006 and throughout the periods covered by our financial statements. Representatives of Rachlin, Cohen & Holtz LLP are not expected to attend the Annual Meeting of Shareholders in order to respond to appropriate questions from shareholders, and they will have the opportunity to make a statement.
FEES OF THE REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM FOR
THE YEAR ENDED DECEMBER 31, 2006
Audit Fees
     The aggregate fees billed and to be billed by Rachlin, Cohen & Holtz LLP for professional services rendered for the audit of our annual financial statements and review of financial statements included in our Form SB-2 registration statements were $492,577 for 2006, and $281,827 for 2005.
Pre-Approval Policy
     The Audit Committee is required to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditor or other registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 that are approved by the Audit Committee prior to completion of the audit.
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
     Our Audit Committee has appointed Rachlin, Cohen & Holtz LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2007, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the 2007 Annual Meeting of Shareholders. Rachlin, Cohen & Holtz LLP has audited our financial statements since the fiscal year ending December 31, 2004. The Audit Committee believes that Rachlin, Cohen & Holtz LLP’s experience with us and knowledge of us is important, and would like to continue this relationship.
     Rachlin, Cohen & Holtz LLP, has advised us that the firm does not have any direct or indirect financial interest in us, nor has Rachlin, Cohen & Holtz LLP, had any such interest since the inception of our Company in 1989, other than as a provider of auditing and accounting services. In making the selection of Rachlin, Cohen & Holtz LLP to continue as our independent registered public accounting firm for the year ending December 31, 2007, the Audit Committee reviewed past audit results and the non-audit services performed during fiscal year 2006 and which are proposed to be performed during fiscal year 2007. In selecting Rachlin, Cohen & Holtz LLP, the Audit Committee carefully considered Rachlin, Cohen & Holtz LLP’s independence. Rachlin, Cohen & Holtz LLP confirmed to us that it is in compliance with all rules, standards and policies of the Independence Standards Board and the SEC governing auditor independence.
     Neither our Code of Regulations nor other governing documents require shareholder ratification of the selection of Rachlin, Cohen & Holtz LLP as the Company’s independent auditors. However, we are submitting the selection of Rachlin, Cohen & Holtz LLP to the shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify this selection, the Audit Committee will reconsider whether or not to continue to retain Rachlin, Cohen & Holtz LLP, but may still retain them. Even if this selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

     The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the 2007 Annual Meeting will be required to ratify the selection of Rachlin, Cohen & Holtz LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.
The Board of Directors recommends that our shareholders vote “FOR” the ratification of the independent registered public accounting firm.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and greater than 10% shareholders to file reports of ownership and changes in ownership of our securities with the Securities and Exchange Commission (“SEC”). Copies of the reports are required by SEC regulation to be furnished to us. Based on our review of such reports, and written representations from reporting persons, we believe that all reporting persons complied with all filing requirements during the year ended December 31, 2006.
CERTAIN INFORMATION AND RELATED PARTY TRANSACTIONS
     In late 2004, we concluded a bridge loan financing consisting of $150,000 in Subordinated Notes with an attached warrant to acquire 60,000 shares of our common stock at a price of $2.50 per share. The warrants are exercisable until October 31, 2009. $100,000 of the Subordinated Notes and warrants were acquired by our affiliates including Mr. Tenwick, Mr. Wade, Mr. Radcliffe, and Mr. Sturtz. The Subordinated Notes were initially due on May 1, 2005. However, under the terms of the Subordinated Notes, AdCare had the ability to extend the term of the notes until November 1, 2006. Prior to the extension of the Subordinated Notes from May 1, 2005 to November 1, 2006, the holders of the Notes had the option to convert the Subordinated Notes into our common stock at a price of $1.25 per share if the Notes were not paid in full on or before May 1, 2005. On May 1, 2005, $100,000 of the Subordinated Notes was converted. The balance of the Subordinated Notes was repaid in September, 2005.
     On January 1, 2005, Mr. Tenwick, Mr. Wade, and Mr. Williams personally guaranteed a term loan in the amount of $1,650,000, which loan was used to acquire Assured Health Care Inc. In consideration for these guarantees, Messrs. Tenwick, Wade, and Williams each received warrants to acquire 40,000 shares of our common stock at a price of $2.50 per share. These warrants remain exercisable until January 1, 2010. In October 2005, the loan was reduced by $800,000 as a result of proceeds form a private placement financing of $1,512,000 which closed in October 2005. On April 27, 2006, Homer McKnight loaned the company $835,000 that was used to repay the balance of the loan with WesBanco for Assured Health Care. The new loan matured on May 1, 2007 and was extended to May 1, 2009. The interest is based on the prime interest rate, which was 7.75% at the time of the loan.
SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
     Each year our Board of Directors submits its nominations for election of directors at the annual meeting of shareholders. Other proposals may be submitted by the Board of Directors or the shareholders for inclusion in the proxy statement for action at the annual meeting. Any proposal submitted by a shareholder for inclusion in the proxy statement for the annual meeting of shareholders to be held in 2008 must be received by us (addressed to the attention of the Secretary) on or before February 7, 2008. Any shareholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation at our 2008 annual meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by us after February 7, 2008. To be submitted at the meeting, any such proposal must be a proper subject for shareholder action under the laws of the State of Ohio.
ANNUAL REPORT
     Our annual report on Form 10-KSB for the year ended December 31, 2006, containing financial statements for such year and the signed opinion of Rachlin, Cohen & Holtz LLP, registered independent public accounting firm, with respect to such financial statements, is being sent to shareholders concurrently with this proxy statement. The Annual Report is not to be regarded as proxy soliciting material, and we do not intend to ask, suggest or solicit any action from the shareholders with respect to such report.

OTHER MATTERS
     The Board of Directors knows of no other matters to be brought before the Annual Meeting. If other matters should come before the meeting, however, each of the persons named in the proxy intends to vote in accordance with his judgement on such matters.

PROXY
ADCARE HEALTH SYSTEMS, INC.
Annual Meeting of Shareholders
November 16, 2007
     The undersigned hereby appoints David A. Tenwick and Carol J. Groeber and each of them, with full power of substitution, as proxies for the undersigned to attend the Annual Meeting of Shareholders of AdCare Health Systems, Inc. (the “Company”) to be held at the corporate offices located at 5057 Troy Road, Springfield, Ohio 45502. at 10:00 a.m., EST, on November 16, 2007, thereat, and at any adjournment thereof, to vote and act with respect to all shares of the Company, which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:
1.	RESOLVED, that pursuant to the Articles of Incorporation, as amended, and the Code of Regulations of the Company, the following persons be, and they hereby are, elected Directors of the Company, to serve for following terms or until their successors are duly qualified and elected:

Clarence A. Peterson	1 Year
Jeffery Levine	3 Years
Laurence E. Sturtz	3 Years
Peter J. Hackett	3 Years

FOR	WITHHELD
☐	☐

Except, vote withheld from the following nominee(s):

2.	RESOLVED, that notice provisions for annual or special meetings of the shareholders, contained in Section 3 of the Code of Regulations of the Company, shall be amended to increase the maximum and minimum notice periods to not more than sixty (60) days and not less than ten (10) days before any such annual or special meeting of the shareholders, as follows:
Section 3. Notices of Meetings. Unless waived, written notice of each annual or special meeting, stating the day, hour and place and the purpose or purposes thereof shall be given by personal delivery or by mail to each shareholder of record entitled to vote at or entitled to notice of the meeting, not more than sixty (60) days nor less than ten (10) days before any such meeting. If mailed, such notice shall be directed to the shareholder at his address as the same appears upon the records of the Corporation. Any shareholder, either before or after any meeting, may waive any notice required to be given by law under these Regulations.

FOR	WITHHELD
☐	☐
3.	RESOLVED, that the maximum period within which the Board of Directors may fix a record date for any lawful purpose, contained in Section 6 of the Code of Regulations of the Company, shall be amended to increase the maximum period to no more than sixty (60) days for any lawful purpose, as follows:
Section 6. Record Date. The Board of Directors may fix a record date for any lawful purpose, including, without limitation, the determination of shareholders entitled to (i) receive notice of or to vote at any meeting, (ii) receive payment of any dividend or distribution, (iii) receive or exercise rights of purchase or of subscription for, or exchange or conversion of, shares or other securities, subject to any contract right with respect thereto, or (iv) participate in the execution of written consents, waivers or releases. Said record date shall not be a date earlier than the date on which it is fixed, and shall not be more than sixty (60) days preceding the date of such meeting, the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be.

FOR	WITHHELD
☐	☐
4.	RESOLVED, that the selection of Rachlin, Cohen & Holtz LLP to serve as the registered independent public accounting firm for the Company for 2007 is hereby ratified.

FOR	WITHHELD	ABSTAIN
☐	☐	☐
5.	To transact such other business as may properly come before the 2007 Annual Meeting of the Shareholders of the Company or any adjournment thereof.
This proxy when properly executed will be voted as specified by the shareholder. If no specifications are made, the proxy will be voted FOR proposals 1 through 5.
Please date and sign your name below as it appears on your stock certificate.

Dated: , 2007

Signature

Signature (if held jointly)

2